UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — July 20, 2020

POTBELLY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 N. Canal Street, Suite 850 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 951-0600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2020, Potbelly Corporation (the “Company”) announced the appointment of Robert D. Wright, age 52, as President and Chief Executive Officer, effective as of July 20, 2020. The Company’s Board of Directors also appointed Mr. Wright to its Board of Directors to serve an initial term until the 2021 Annual Meeting.  Mr. Wright succeeds Alan Johnson, who was separated from his officer and director positions with the Company, also effective as of July 20, 2020.

Mr. Wright was previously the Executive Vice President and Chief Operating Officer of The Wendy’s Company from December 2013 through May 2019. From December 2010 through December 2013, Mr. Wright served at President, Chief Operating Officer and Interim Chief Executive Officer of Charley’s Grilled Subs. From February 2008 through December 2010, Mr. Wright served as Executive Vice President of Franchise Operations of Checkers Drive-In Restaurants, Inc. Mr. Wright also held senior positions with Domino’s Pizza, Wendy’s International, Inc. and Cafe Express, LLC. Mr. Wright holds a Bachelor of Science in Business Management from the Letourneau University.

Mr. Wright and the Company entered into an employment agreement (“Executive Employment Agreement”) with a term commencing on July 20, 2020 and ending on the third anniversary thereof (unless terminated earlier in accordance with its terms). Under the Executive Employment Agreement, , Mr. Wright will be paid (i) a base salary of $1.00 for the period commencing on his hire date through June 30, 2021 and (ii) an annual base salary of $650,000 (“Annual Base Salary”) for the remainder of the term.. Mr. Wright will receive a cash sign-on bonus of $400,000 payable on July 1, 2021 subject to Mr. Wright’s continued employment and subject to earlier vesting in the event of his termination for certain reasons after December 31, 2020. Mr. Wright’s Executive Employment Agreement also provides, among other things, that: (i) he is eligible to receive a discretionary bonus for each calendar year beginning with calendar year 2021, based on satisfaction of performance conditions as determined in the sole discretion of the Company’s Board of Directors (or a committee) of (A) sixty percent (60%) of his Annual Base Salary at the threshold level of performance, (B) one hundred and fifteen percent (115%) of his Annual Base Salary at the target level of performance, and (C) two hundred percent (200%) of his Annual Base Salary at the maximum level of performance. Mr. Wright is also entitled to receive severance upon his agreement to a general release of claims in favor of the Company following termination of employment. Mr. Wright will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers, and the Company will reimburse all reasonable business expenses incurred by Mr. Wright in performing services to the Company. Mr. Wright has agreed to enter into the Company’s standard confidentiality and non-compete agreement. Mr. Wright’s employment is at-will and may be terminated at any time for any reason.

As a material inducement to accept the Company’s offer of employment, in accordance with Nasdaq Listing Rule 5635(c)(4), Mr. Wright will be granted 300,000 shares of the Company’s common stock (the “Restricted Stock”), subject to half the shares vesting on the first anniversary of grant and the other half vesting at the rate of one twenty-fourth (1/24) of such shares vesting on each monthly anniversary of the grant, subject to Mr. Wright’s continued employment (with accelerated vesting in the event of certain terminations prior to the vesting date and following a change in control). Mr. Wright will also be granted a performance stock unit (“PSU”) award with respect to 700,000 shares of the Company’s common stock. The PSUs vest as indicated in the following chart based on the date that the price of a share of Company common stock is above the applicable target price:

Vesting Percentage (Based on Total Shares Subject to PSU Award)	Pre-Change in Control: Target Thirty (30)-day volume weighted average price (VWAP) of a Share	Change in Control: Target Price per Share received by Company shareholders on closing of Change in Control transaction
40%	$4.00	$3.00
40%	$6.00	$5.00
20%	$8.00	$7.00

The PSUs will be granted under the Amended and Restated Potbelly Corporation 2019 Long-Term Incentive Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 30, 2020.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Executive Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

There are no family relationships between Mr. Wright and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Wright has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Executive Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

There are no family relationships between Mr. Wright and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Wright has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on July 20, 2020, announcing the appointment of Mr. Wright as President and Chief Executive Officer and separation of Mr. Johnson is attached as Exhibit 99.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2020, the Company issued a press release announcing the appointment of Robert D. Wright as President and Chief Executive Officer of the Company and the separation of Alan Johnson as President and Chief Executive Officer of the Company, as noted in Item 5.02 above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth be specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement, dated July 20, 2020, between Potbelly Corporation and Robert D. Wright

99.1	Press release dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTBELLY CORPORATION

By:	/s/ Matthew Revord
	Name:	Matthew Revord
	Title:	Senior Vice President and Chief Legal Officer

Date: July 20, 2020

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